UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 1, 2010 (March 26, 2010)

SUNSET SUITS HOLDINGS, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	000-28535	1-1975651
(State or other jurisdiction of	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Ul. Starołęcka 18
61-361 Poznań, Poland
(Address of Principal Executive Offices)

+48 (61) 642 40 04
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 26, 2010, Sunset Suits Holdings, Inc., a Nevada Corporation (the “Company”) entered into a purchase agreement (the “Agreement”) with XCRITO Ltd., a corporation headquartered in Limassol, Cyprus (“XCRITO”), pursuant to which the Company sold to XCRITO 100% of its equity interest in the Company’s wholly-owned subsidiary Fashion Service Sp. z o. o. (“Fashion Service”). Pursuant to the Agreement, XCRITO agreed to pay to the Company $16,000, and in turn will acquire all of the assets and liabilities of Fashion Service, except for liabilities resulting from long term debt (including current amounts owed on such debt), equal to approximately $6,765,000, which will be assumed pursuant to the Agreement by Sunset Suits S.A., a wholly-owned subsidiary of the Company. Fashion Service was the primary manufacturer and supplier for the Company’s retail operations.

In connection with the Agreement, Mirosław Kranik, the Company’s President and Chief Executive Officer, agreed to continue to manage the operations of Fashion Service for up to 90 days from the closing of the transaction. In addition, the Company has agreed to rent office space from Fashion Service in Krzyżanowo, Poland for a period of 6 months following the closing of the transaction. The Company’s management estimates that Sunset Suits will obtain approximately 25% of its total inventory needs from Fashion Service for a period up to 6 months following the closing of the transaction.

The sale of Fashion Service is part of a restructuring plan intended to improve the Company’s operating margin. The size of the Company's current retail operations was not sufficient to fully utilize the manufacturing capacity of Fashion Service. In order to do so, the Company would have been required to engage in wholesale distribution to large distributers or retail clients. The Company recognized lower gross margins from its manufacturing business segment as compared to its retail segment, which therefore lowered the gross margin of the Company as a whole. In addition, the manufacturing plant would have required major upgrades in order to satisfy the Company's needs. Accordingly, the Company's management decided that it was more cost effective and in the best interests of the Company and its shareholders to increase its sourcing of merchandise through a supply chain in Asia instead of maintaining it’s own production lines.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Agreement, or the transactions contemplated thereby or a complete explanation of the material terms thereof. The foregoing description is qualified in its entirety by reference to the Agreement, attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Purchase Agreement between Sunset Suits Holdings, Inc. and XCRITO Ltd., dated March 26, 2010 (English Translation)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSET SUITS HOLDINGS, INC.

Date: April 1, 2010

By:/s/ Mirosław Kranik
Mirosław Kranik
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement between Sunset Suits Holdings, Inc. and XCRITO Ltd., dated March 26, 2010 (English Translation)